UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, dc 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

    Preliminary Proxy Statement
    Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to §240.14a-12

SONA MOBILE HOLDINGS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SONA MOBILE HOLDINGS CORP.

Notice of Annual Meeting of Stockholders

To Be Held On Thursday, September 27, 2007 at 10:00 A.M.

TO THE STOCKHOLDERS OF SONA MOBILE HOLDINGS CORP.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sona Mobile Holdings Corp., a Delaware corporation (the ‘‘Company’’), will be held in the Valencia Room of the San Carlos Hotel, 150 East 50th Street, 2nd floor, New York, NY 10022, on Thursday, September 27, 2007 at 10:00 A.M., Eastern Time, for the following purposes:

1.	To elect three (3) directors;

2.	To approve an amendment to our Certificate of Incorporation, as amended (the ‘‘Certificate’’) that would increase the number of our authorized shares from 90,000,000 shares of common stock, par value $0.01 per share (the ‘‘Common Stock’’) to 120,000,000 shares of Common Stock;

3.	To grant to the Company’s Board of Directors (the ‘‘Board’’) discretionary authority to amend our Certificate to effect a reverse split of our Common Stock at a ratio within the range from one-for-three to one-for-ten at anytime prior to December 31, 2008, with the ratio and timing to be selected and implemented by the Board in its sole discretion, if at all;

4.	To approve the appointment of Horwath Orenstein LLP (‘‘Horwath’’) as the Company’s auditors for 2007; and,

5.	To transact such other business as may properly be brought before the meeting or any adjournment or postponements thereof.

The Board has fixed the close of business on Tuesday, August 7, 2007 as the record date (the ‘‘Record Date’’) for the determination of the stockholders entitled to notice of and to vote at this meeting and at any adjournment or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen Fellows, Corporate Secretary

Dated:    New York, New York

        August [    ], 2007

IMPORTANT:

Whether or not you expect to attend in person, please complete, sign, date and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating and returning the Proxy will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required has been enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option. If your stock is held through a broker, bank or a nominee and you wish to vote at the meeting, you will need to obtain a proxy form from your broker, bank or a nominee and present it at the meeting.

SONA MOBILE HOLDINGS CORP.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, September 27, 2007

This Proxy Statement is furnished to the stockholders of Sona Mobile Holdings Corp. (the ‘‘Company’’) in connection with the solicitation by our Board of Directors of proxies to be used at our 2007 Annual Meeting of Stockholders to be held in the Valencia Room of the San Carlos Hotel, 150 East 50th Street, 2nd floor, New York, NY 10022, on Thursday, September 27, 2007 at 10:00 A.M., Eastern Time, and at any adjournments thereof (the ‘‘Annual Meeting’’). The approximate date on which this Proxy Statement and the accompanying proxy will be mailed to stockholders is August 31, 2007. The Company’s executive offices are located at 245 Park Avenue, New York, New York 10167.

INFORMATION ABOUT THE MEETING

Record Date and Quorum

Only stockholders of record at the close of business on the Record Date, are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 57,832,857 shares of our common stock, par value $.01 per share (‘‘Common Stock’’) issued and outstanding, each of which is entitled to one vote. Shares of Common Stock were the only voting securities outstanding on the Record Date.

Shares of Common Stock represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified. A quorum will be present at the Annual Meeting if shares of Common Stock outstanding on the Record Date representing a majority of the total number of votes are present at the meeting in person or by proxy.

Voting of Proxies

The persons acting as proxies (the ‘‘Proxyholders’’) pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the Proxyholders will vote the shares represented by the proxy for: (i) electing the director nominees named in this Proxy Statement; (ii) approval of the amendment to the Certificate of Incorporation, as amended (the ‘‘Certificate’’) increasing the number of shares of Common Stock to 120,000,000; (iii) approval of the grant to our Board of discretionary authority to amend our Certificate at any time prior to December 31, 2008 to effect a reverse stock split of our Common Stock at a ratio within the range from one-for-three to one-for-ten, (iv) approving the appointment of Horwath Orenstein LLP as our auditors for 2007; and (v) in their discretion, on any other business that may come before the meeting or any adjournments or postponements of the meeting.

Voting Requirements

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under our bylaws (the ‘‘Bylaws’’) and the Delaware General Corporations Law (the ‘‘DGCL’’): (1) shares represented by proxies that reflect abstentions or ‘‘broker non-votes’’ (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) with respect to the election of directors and appointment of auditors, abstentions, broker non-votes and withholding of authority to vote for directors will not affect the outcome of the votes; and (3) with respect to the certificate amendments, proxies that reflect abstentions or non-votes will be treated as unvoted and will be counted as votes against those proposals.

Election of Directors.    The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees.

Except as set forth below, each person who served as a director or executive officer since the beginning of our last fiscal year and each person nominated by the Board for election as a director at the Annual Meeting, all of whom are currently serving as directors, has no substantial interest, direct or indirect, by security holdings or otherwise, in any of the proposals submitted to a vote at the Annual Meeting other than if he is a nominee for election as a director, that he has an interest in being elected as a director.

Certificate Amendments.    The affirmative vote of a majority of the aggregate number of votes represented by the Common Stock entitled to vote at the Annual Meeting is required to approve the amendments (or potential amendment) to the Certificate (i) increasing the number of authorized shares of Common Stock and (ii) granting the Board discretionary authority to effectuate a reverse stock split.

Appointment of Auditors.    The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to approve the appointment of Horwath as our independent auditors for the fiscal year ending December 31, 2007.

Revocability of Proxy

A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering written notice to the Corporate Secretary of the Company at or prior to the meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy.

Expenses of Solicitation

The Company will bear the entire cost of this proxy solicitation, including the cost of preparing, printing and mailing this Proxy Statement, the proxy and any additional soliciting materials sent by us to stockholders. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of August 1, 2007, certain information regarding the beneficial ownership of our Common Stock by the following:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;

•	each of our directors and director nominees;

•	each executive officer named in the Summary Compensation Table below; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all of the Common Stock owned by them. All information concerning the individual shareholders’ respective beneficial ownership has been furnished to us by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)		Percentage of Common Stock Beneficially Owned(2)
Shawn Kreloff c/o Sona Mobile Holdings Corp. 245 Park Avenue, 39th Floor New York, NY 10022	4,421,577	(3)	7.5%
Robert P. Levy 200 W. Montgomery Avenue Ardmore, PA 19003	58,750	(4)(5)	*
M. Jeffrey Branman 935 First Avenue King of Prussia, PA 19406	251,250	(5)(6)	*
Lance Yu c/o Sona Mobile Holdings Corp. 366 Bay Street, Suite 600 Toronto, Ontario M5H 4B2	1,328,734	(7)	2.3%
Stephen Fellows c/o Sona Mobile Holdings Corp. 44 Victoria Street, Suite 801 Toronto, Ontario M5C1Y2	216,666	(8)	*
All directors and officers as a group (Five)	6,335,310	(9)	10.6%
Shuffle Master, Inc. 1106 Palms Airport Drive Las Vegas, NV 89119	4,807,692	(10)	8.2%
Steven L. Martin c/o Slater Asset Management, LLC 825 Third Avenue, 33rd Floor New York, NY 10022	4,879,675	(11)	8.3%
John Bush 19 Farmcrest Court Nobleton, ON L0G 1N0, Canada	5,583,577	(12)	9.7%

*	Less than 1%.

(1)	Shares of Common Stock that an individual or group has a right to acquire within 60 days after August 1, 2007 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table.
(2)	As of August 1, 2007, there was 57,832,857 shares of our Common Stock outstanding.
(3)	Includes 1,416,666 shares issuable upon the exercise of stock options and 41,666 shares issuable upon the exercise of five-year warrants.
(4)	Includes 40,000 shares issued to Mr. Levy upon his appointment to the Board on May 29, 2007, of which 20,000 shares vested immediately and 20,000 shares will vest one year from the date of grant.
(5)	Includes 18,750 and 61,250 shares issuable upon the exercise of stock options to Mr. Levy and Mr. Branman, respectively.
(6)	Includes 100,000 shares issued to Mr. Branman on July 6, 2006 upon his appointments to the Board and as chairman of the Audit Committee, of which 50,000 shares vested immediately and 50,000 shares vested one year from the date of grant, as well as 30,000 shares issuable upon the exercise of five-year warrants.
(7)	Includes 150,000 shares issuable upon the exercise of stock options.
(8)	Includes 216,666 shares issuable upon the exercise of stock options and 53,333 shares of restricted stock, of which 35,556 shares have vested and 17,777 shares will vest on August 22, 2007.
(9)	Includes 1,924,582 shares issuable upon the exercise of stock options granted to these directors and officers and 71,666 shares issuable upon the exercise of five-year warrants.
(10)	Includes 833,333 shares issuable upon the exercise of warrants. Dr. Mark L. Yoseloff and Messrs. Garry W. Saunders, Louis Castle and Todd Jordan are all members of Shuffle Master, Inc.’s Board of Directors and, as such, have shared voting and investment control over these securities. The named individuals disclaim beneficial ownership of these securities.
(11)	Includes 333,333 shares owned directly by Mr. Martin as well as 8,000 shares Mr. Martin is deemed to beneficially own through his wife, 278,085 shares Mr. Martin is deemed to beneficially own through his two sons, 152,400 shares Mr. Martin is deemed to beneficially own through his IRA and 76,200 shares Mr. Martin is deemed to beneficially own through his wife’s IRA. The aggregate total also includes 1,051,057 shares issuable upon the exercise of warrants held by Mr. Martin, certain of the entities mentioned in this footnote and his wife’s IRA. Mr. Martin also has voting and investment control over 1,495,700 shares owned by Slater Equity Partners, L.P., 832,500 shares owned by Slater Equity Partner’s Offshore Fund Ltd. and 652,400 shares owned by Slater FF&E Fund, LLC by virtue of the fact that he is the Manager and controlling owner of Slater Asset Management, L.L.C. (SAM) and Slater Capital Management, L.L.C. (SCM). SAM is the general partner of investment limited partnerships of which SCM is the investment advisor, including Slater Equity Partners, L.P. SCM is also the investment advisor to Slater Equity Partners Offshore Fund Ltd. and the manager of Slater FF&E Fund, LLC. Mr. Branman, a director of the Company, is a limited partner in Slater Equity Partners, L.P. and does not have an operating role.
(12)	Includes 80,202 shares Mr. Bush is deemed to beneficially own through his wife.

PROPOSAL 1:    ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

The Board currently consists of three members. Directors serve for a one-year term or until their successors are duly elected and qualified.

At the Annual Meeting, stockholders will be asked to elect three directors to serve until the annual meeting of stockholders in 2008 and until each director’s successor is elected and qualified.

It is intended that votes pursuant to the enclosed proxy will be cast for the election of the three nominees named below, each of whom has consented to be named as a nominee and to serve as a director on the Board. In the event that any such nominee should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person, if any, as shall be designated by the Board. Management has no reason to believe these nominees will not be available for election.

The following table sets forth the names and ages of each nominee, the principal occupation of each during the past five years and the period, if any, during which each has served as a director of the Company. Information as to the stock ownership of each nominee is set forth under ‘‘Security Ownership of Certain Beneficial Owners and Management.’’ All of the director-nominees are currently serving as directors and have been approved, recommended and nominated for re-election to the Board by the Compensation and Nominating Committee of the Board and by the full Board.

Name of Nominee	Age	Year First Elected/Appointed	Position and Offices with the Company
Shawn Kreloff	44	2005	Director, Chairman, Chief Executive Officer and President
Robert P. Levy(1)(2)	76	2007	Director
M. Jeffrey Branman(1)(2)	51	2006	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation and Nominating Committee.

Shawn Kreloff, 44, was appointed Chief Executive Officer on May 5, 2006. Mr. Kreloff has been our Chairman of the Board and a Director since September 2004. From 2003 to September 2004, and from 2001 to September 2002, he served as a managing director of, and investor in, Jumpstart Capital Partners. From September 2002 to June 2003, Mr. Kreloff was executive vice president of sales, marketing and business development of Predictive Systems, Corp. (Nasdaq: PRDS), a network infrastructure and security consulting company. Mr. Kreloff was a founding investor of Insight First, a company that provides web analytics software, which was sold to 24/7 Media (Nasdaq: TFSM) in 2003. From 1999 to 2002, he served as executive vice president of business development of Opus360 Corporation (Nasdaq: OPUS), as well a founding investor. Opus360 was acquired by Artemis International Solutions (OTC: AMSI) in 2002. From September 2004 to January 2006, Mr. Kreloff served on the board of directors of Secured Services, Inc. Mr. Kreloff also served on the board of directors of Hudson Williams, a computer consulting firm, from 1999 through 2004, when it was acquired by Keynote Systems (Nasdaq: KEYN). From 1996 through 1998 Mr. Kreloff served as founder, Chairman and CEO of Gray Peak Technologies, Inc. Gray Peak was sold to USWEB (Nasdaq: USWB) in 1998 for over $100 Million. Mr. Kreloff holds a BS degree in Operations Management from Syracuse University, 1984.

Robert P. Levy, 76, was appointed to the Board on May 29, 2007. He is the past Chairman of the Board of the Atlantic City Racing Association and served a two-year term from 1989 through 1990 as President of the Thoroughbred Racing Association. Mr. Levy has served as the Chairman of the Board of DRT Industries, Inc., a diversified business based in the Philadelphia metropolitan area, since 1960. Mr. Levy has been a director of Penn National Gaming since 1995. Mr. Levy is also a director of Fasig-Tipton Company, an equine auction company.

M. Jeffrey Branman, 51, is a Managing Director of Hilco Consumer Capital LLC, a private equity firm focused on North American consumer products companies and brands. Prior to joining Hilco in March 2007, Mr. Branman was the President and owner of Interactive Commerce Partners LLC, a provider of financial advisory services to companies in the interactive commerce technology and content, merchandising, and direct marketing businesses. Mr. Branman founded Interactive Commerce Partners in March 2005. From April 2000 through March 2005, Mr. Branman served as President and founder of Interactive Technology Partners, a subsidiary of Comcast Corporation, a developer, manager and operator of broadband cable networks. Interactive Technology Partners served as financial advisor to Interactive Technology Holdings, LLC, a joint venture of Comcast Corporation and QVC, Inc., which made venture capital investments in interactive commerce technology and content companies. Portfolio companies, where Mr. Branman served on the board of directors, included GSI Commerce, Inc. [NASDAQ: GSIC], Commerce Technologies, Inc. and Scene7, Inc. From March 1996 to February 2000, Mr. Branman was Senior Vice President Corporate Development of Foot Locker, Inc., a retailer of athletic footwear and apparel, and additionally was Chief Executive Officer of FootLocker.com, the internet and direct marketing subsidiary of Foot Locker, Inc., from October 1988 to February 2000. Mr. Branman currently serves on the board of directors of GSI Commerce.

The Board recommends that the stockholders vote FOR the election of the foregoing nominees and proxies that are signed and returned will be so voted
unless otherwise instructed.

*    *    *    *    *

Committees and Board Meetings

The Board has established two standing committees: an Audit Committee and a Compensation and Nominating Committee.

Attendance at Committee and Board Meetings; Director Independence

During the most recent fiscal year, which ended December 31, 2006, the Board held eleven meetings. Also in the fiscal year ended December 31, 2006, the Audit Committee held six meetings including meetings held to review our quarterly reports on Form 10-QSB for each of the first three quarters of our 2006 fiscal year. The Compensation and Nominating Committee held five meetings to approve employee and officer stock options and to nominate Board members. All directors attended at least 75% of the aggregate number of meetings of the Board and of all committees of the Board on which that director served during the last full fiscal year. It is our policy that directors are invited and encouraged to attend the Annual Meeting and all directors attended last year’s annual meeting of the Company.

Each of M. Jeffrey Branman and Robert P. Levy are independent directors under the independence standards of the NASDAQ Stock Market (Rule 4200(a)(15)).

Audit Committee

The Company has a seperately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). The Audit Committee has approved, adopted and ratified the Audit Committee Charter, a copy of which was included as an appendix to our Proxy Statement filed on October 27, 2005. The Audit Committee was established by the Board for the main purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. Further, the Audit Committee reviews our accounting functions, operations and management, our financial reporting process and the adequacy and effectiveness of our internal controls and internal auditing methods and procedures. The Audit Committee represents the Board in overseeing our financial reporting processes, and, as part of this responsibility, consults with our independent public accountants and with personnel from our internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee recommends to the Board the appointment of our independent public accountants and is responsible for oversight of our independent public accountants. During 2006 and until June 12, 2007, the members of the Audit Committee were M. Jeffrey Branman and Paul C. Meyer. The current members of the Audit Committee are M. Jeffrey Branman (Chairman) and Robert P. Levy. The Audit Committee held six meetings during fiscal 2006.

The Board has determined that M. Jeffrey Branman qualifies as an ‘‘audit committee financial expert,’’ as defined in Item 407(d)(5)(ii) of Regulation S-B, and is independent for purposes of Item 407(a) of Regulation S-B and Rule 4200(a)(15) of the NASDAQ Stock Market.

Audit Committee Report

The Audit Committee was established to meet with management and our independent accountants to determine the adequacy of internal controls and other financial reporting matters. The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board and, where required or deemed appropriate, to the stockholders of the Company.

The Audit Committee reviewed our audited financial statements for the year ended December 31, 2006 and met with our Chief Financial Officer to discuss such audited financial statements. The Committee discussed with our independent accountant, Horwath, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Horwath required by the Independence Standards Board Standard

No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee has discussed with Horwath its independence from the Company and management. Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on March 29, 2007.

M. Jeffrey Branman Robert P. Levy

Compensation and Nominating Committee

The Company has a seperately-designated Compensation and Nominating Committee. The Compensation and Nominating Committee has approved, adopted and ratified the Compensation and Nominating Committee Charter, a copy of which was included as an appendix to our Proxy Statement filed on October 27, 2005. The function of the Compensation and Nominating Committee is to review and recommend the compensation and benefits payable to our officers and directors, review general policy matters relating to employee compensation and benefits and administer our various stock option plans and other incentive compensation arrangements. The Committee will also seek to identify individuals qualified to become members of the Board and make recommendations to the Board of nominees to be elected by stockholders or to be appointed to fill vacancies on the Board. During 2006 and until June 12, 2007, the members of the Compensation and Nominating Committee were M. Jeffrey Branman and Paul C. Meyer. The current members of the Compensation and Nominating Committee are Robert P. Levy (Chairman) and M. Jeffrey Branman. The Compensation and Nominating Committee held five meetings during the fiscal year ended 2006.

In identifying and recommending nominees for positions on the Board, the Compensation and Nominating Committee considers: (i) a candidate’s judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) a candidate’s business or other relevant experience; and (iii) the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other members of the Board will build a Board that is effective, collegial and responsive to our needs.

The Compensation and Nominating Committee will also consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Committee, a stockholder should notify our Corporate Secretary by written notice delivered to, or mailed to and received at, our principal executive offices not less than thirty (30) days and not more than sixty (60) days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of that meeting to a later date. A stockholder’s notice to the Corporate Secretary shall set forth: (i) as to each person whom the stockholder proposes to nominate for election to the Board, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) the name and address of the stockholder making the nomination and any other stockholders known by such stockholder to be supporting such nomination; (iii) the class and number of shares of stock owned by the stockholder on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such nomination on the date of such stockholder’s notice; and (iv) any financial interest of the stockholder in such nomination.

The Board believes that the minimum qualifications for service as a director are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of our business and affairs and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Compensation and Nominating Committee’s evaluation of potential candidates shall be consistent with the Board’s criteria for selecting new directors. Such criteria include an understanding of our business environment and the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the Board’s ability to manage and direct our affairs and business, including when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements. The Committee may also receive suggestions from our current Board members, executive officers or other sources, which may be either unsolicited or in response to requests from the Compensation and Nominating Committee for such candidates. In addition, the Compensation and Nominating Committee may also, from time to time, engage firms that specialize in identifying director candidates.

Once a person has been identified by the Compensation and Nominating Committee as a potential candidate, the Compensation and Nominating Committee may collect and review publicly available information regarding the candidate to assess whether the candidate should be considered further. If the Compensation and Nominating Committee determines that the candidate warrants further consideration, the chairman or another member of the Compensation and Nominating Committee may contact the candidate. Generally, if the candidate expresses a willingness to be considered and to serve on the Board, the Compensation and Nominating Committee may request information from the candidate, review the candidate ’s accomplishments and qualifications and may conduct one or more interviews with the candidate. The Compensation and Nominating Committee will consider all such information in light of information regarding any other candidates that the Compensation and Nominating Committee might be evaluating for membership on the Board. In certain instances, the Compensation and Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Compensation and Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

Our director nominees, Shawn Kreloff, Robert P. Levy and M. Jeffrey Branman were recommended by the Compensation and Nominating Committee for election at the Annual Meeting. Mr. Levy was initially recommended as a nominee by our Chief Executive Officer, Shawn Kreloff. Mr. Branman was initially recommended as a nominee by a stockholder, Steven L. Martin. On June 22, 2007, all director-nominees were unanimously approved by the Board for election at the 2007 Annual Meeting.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail or electronically, at boardofdirectors@sonamobile.com. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. If not sent electronically, all such correspondence should be sent to our executive offices at 245 Park Avenue, 39th Floor, New York, New York 10167 to the attention of the Corporate Secretary.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Compensation of Directors

On July 19, 2005, our Board adopted a new compensation plan for directors, which was amended on August 3, 2006 and again on September 29, 2006. Under the new plan, each of our independent directors receives a quarterly payment of $1,250, plus $250, together with reimbursement for actual out-of-pocket expenses, for each Board meeting attended in person, and $125 for each Board meeting attended telephonically. Each independent director also receives a grant of 40,000 shares of restricted stock (of which 20,000 shares will vest immediately and 20,000 will vest on the first anniversary of such person’s election to the Board), under the new plan, immediately upon his or her election or appointment to the Board. Further, each non-employee director receives an annual option to purchase such number of shares of Common Stock having a value equal to approximately $40,000, with the number of shares determined based upon the trading price of the Common Stock on the date of grant, which option will vest in equal quarterly installments over a one-year period and will be exercisable for a period of ten years from the date of grant or within two years after the director ceases to serve as a director of the Company, whichever is earlier.

In addition, the Chairmen of the Audit Committee and the Compensation and Nominating Committee each receive an annual fee of $1,000 payable in equal quarterly installments. Each member of the Audit Committee and the Compensation and Nominating Committee receive $250, together with reimbursement for actual out-of-pocket expenses, for each committee meeting attended in person and $125 for each committee meeting attended telephonically, unless the committee meeting immediately precedes or follows a Board meeting, in which event they will receive $150 for attending the committee meeting in person and $75 if they attend the committee meeting telephonically. In addition, any Chairman of the Audit Committee who is also designated as an audit committee ‘‘financial expert’’ will receive a grant of 60,000 shares of restricted stock (of which 30,000 shares will vest immediately and 30,000 will vest on the first anniversary of such person’s appointment), under the new plan, immediately upon his or her election or appointment to the Board.

The following table provides certain summary information concerning the compensation earned by all directors (other than those named as executive officers above) for services rendered to us during the fiscal year ended December 31, 2006.

Director Compensation

Name	Fees Earned or paid in Cash(1) ($)	Stock Awards(2) ($)	Options Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Paul C. Meyer	4,125	61,600	27,538	—	93,263
M. Jeffrey Branman	2,625	49,000	23,813	—	75,438
Michael Fields	1,750	19,600	24,040	—	45,390
Bryan Maizlish	7,375	61,600	—	20,000	88,975
Frank J. Fanzilli, Jr.	4,875	—	—	35,000	39,875
Joseph V. Vittoria	3,375	—	—	—	3,375
Michael P. Castellano	4,400	—	—	—	4,400

(1)	Consist of fees earned as director fees, including annual Board member and committee chairmen fees plus fees paid for Board meetings and committee meeting attendance as per the director compensation plan.
(2)	Restricted shares granted to director vest 50% on the date of grant and 50% on the first anniversary of his or her appointment to the Board.
(3)	Each external director including Paul C. Meyer, M. Jeffery Branman, and Michael Fields was granted a total of 80,000 stock options, during fiscal 2006, under the 2006 Incentive Plan for an aggregate of 240,000 stock options, of which all where outstanding as at the end of fiscal 2006. Valuation of the stock options grants is based on the total dollar value of the option grants calculated using the Black-Scholes valuation method and the variables which were used to determine the gross option value for financial statement reporting purposes pursuant to FAS 123(R). These options vest in equal quarterly installments over a one-year period on the three, six, nine and twelve month anniversaries of the grant date.

(4)	All amounts represent consulting fees paid during fiscal 2006. On July 18, 2005, we entered into a two-year Consulting Agreement with Mr. Frank Fanzilli, a former director, under which we paid him $5,000 per month for consulting services. In 2006, we paid him $35,000 under this contract. We engaged Mr. Maizlish for a special project related to evaluation of the Company’s operations at our office locations in Toronto, New York and Boulder. He was reimbursed at a rate of $250 per hour and spent a total of 80 hours on these projects.

PROPOSAL 2
(Item 2 on the Proxy Card)
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Background

On June 22, 2007, the Board unanimously approved, and recommended that the Company’s stockholders approve, an amendment to the Certificate to increase the number of authorized shares of Common Stock to 120,000,000. Currently, we have 90,000,000 shares of Common Stock authorized.

The Board has declared advisable the proposed amendment to the Certificate because the Board considers it in the best interests of the Company to have available a sufficient number of shares of Common Stock to provide the Board with flexibility to engage in financing and other transactions involving the issuance of additional shares of Common Stock and to provide for employee and director stock-based compensation.

The Board believes that approval of this amendment is in the best interests of the Company and its stockholders because it will leave us with approximately 44 million shares of Common Stock, or 36.5% of the new total number of authorized shares of Common Stock, for other as yet undetermined purposes giving us the flexibility to respond to new opportunities and strategic initiatives, including capital origination, acquisitions and employee hiring and retention, that may be critical to our growth. At the present time, we are not contemplating any such financing transactions, acquisitions or hirings.

Our current capitalization consists of 76,193,910 shares on a fully diluted basis including the following:

•	57,832,857 shares of Common Stock issued and outstanding;

•	9,442,385 shares of Common Stock underlying warrants; and

•	8,918,668 shares of Common Stock reserved for options and other awards under our two incentive plans.

There are currently issued and outstanding options to purchase 7,153,668 shares of Common Stock that were granted under the Amended and Restated Stock Option Plan of 2000 and the 2006 Incentive Plan.

There are currently 970,728 shares of Common Stock underlying currently exercisable four-year warrants issued to the investors in the Company’s June 2005 private placement transaction and 8,471,657 shares of Common Stock underlying currently exercisable five-year warrants issued to the investors in the Company’s July 2006 private placement transaction.

Consequences of Approval of Increase in Authorized Common Stock

If approved, the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as the Board may deem advisable without further action by the Company’s stockholders, except as may be required by applicable laws or regulations. For example, the additional authorized shares of Common Stock will be available for issuance by the Board in connection with financings, acquisitions of other companies, stock dividends, employee benefit programs or other corporate purposes. Except for the shares of Common Stock issuable in connection with the outstanding warrants and options of the Company and reserved for issuance under the 2006 Incentive Plan, at this time the Company does not have any plans or commitments to issue capital stock. The Board does not intend to issue any stock except on terms or for reasons which the Board deems to be in the best interests of the Company and its stockholders. Because the holders of the Common Stock do not have preemptive rights, the issuance of additional shares of Common Stock (other than on a pro-rata basis to all current stockholders such as pursuant to a stock dividend) would have the effect of reducing the current stockholders’ proportionate interests.

The Board has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate certain rights, preferences and restrictions of each series, any or all of which may be greater than the rights of the Common Stock. It is not possible to state the actual effect of the issuance of any preferred stock upon the rights of holders of the Common Stock until the Board determines the specific rights of the holders of such preferred stock. The effects might include, among other things, restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock and delaying or preventing a change in control of the Company without further action by the stockholders. Any future issuance of Common Stock will be subject to the rights of holders of outstanding shares of preferred stock that the Company may issue in the future. The Company at this time has no plans or commitments to issue any shares of preferred stock and none is currently issued. Subject to applicable laws or regulations, preferred stock may be designated and issued from time to time without action by the Company’s stockholders to such persons and for such consideration and on such terms as the Board determines.

Anti-Takeover Effects

Although the proposal to increase the authorized capital stock may be construed as having an anti-takeover effect, because authorized and unissued Common Stock could be issued for the purpose of discouraging an attempt by another person to take control of the company, neither the management of the Company nor the Board views this proposal as an anti-takeover mechanism. In addition, this proposal is not part of any plan by the Company to recommend a series of anti-takeover amendments to the Certificate, and the Company does not currently contemplate recommending the adoption of other amendments to the Certificate that could be construed to affect the ability of third parties to take over or change control of the Company.

Certificate of Amendment

If the stockholders approve the proposal, the Company will cause a certificate of amendment to the Certificate to be filed with the Delaware Secretary of State as attached hereto in Appendix I. Upon the effectiveness of the proposed amendment, Article Fourth of the Certificate would be amended in its entirety to read as follows:

‘‘FOURTH:    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 122,000,000 shares, consisting of 120,000,000 shares of common stock, $.01 par value per share (the ‘‘Common Stock’’), and 2,000,000 shares of preferred stock, $.01 par value per share (the ‘‘Preferred Stock’’).’’

The Board Recommends a Vote FOR the Proposal to Amend the Certificate to Increase the
Number of Authorized Shares of Common Stock
and Proxies that are Signed and Returned will be so Voted
Unless Otherwise Instructed.

*    *    *    *    *

PROPOSAL 3
(Item 3 on the Proxy Card)
TO GRANT TO OUR BOARD DISCRETIONARY AUTHORITY TO AMEND
OUR CERTIFICATE TO EFFECT A REVERSE STOCK SPLIT OF
OUR COMMON STOCK AT A RATIO WITHIN THE RANGE FROM ONE-FOR-THREE TO
ONE-FOR-TEN AT ANY TIME PRIOR TO DECEMBER 31, 2008.

Background

On June 22, 2007, the Board unanimously adopted a resolution seeking stockholder approval to grant the Board the discretionary authority to amend our Certificate to effect a reverse split of our Common Stock at a ratio within the range from one-for-three to one-for-ten at any time it determines prior to December 31, 2008. A copy of the proposed amendment is attached hereto as Appendix II. Stockholder approval of this proposal would also give the Board authority to decline to implement a reverse stock split prior to such date or at all. The ratio of the reverse stock split that the Board approved and deemed advisable and for which it is seeking stockholder approval is in the range from one-for-three to one-for-ten with the exact ratio to be established within this range by the Board in its sole discretion at the time it elects to effect a split, if any.

If our stockholders approve the reverse stock split proposal and the Board decides to implement the reverse stock split, we will file the proposed amendment with the Secretary of State of the State of Delaware (as described below) which will effect a reverse split of the shares of Common Stock then issued and outstanding at the specific ratio determined by the Board. The reverse stock split, if implemented, would not change the number of authorized shares (i.e., 90,000,000 or, if Proposal 2 is approved, 120,000,000) or the par value of Common Stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as such stockholder did immediately prior to the split.

Reasons for This Proposal

The primary purpose of the reverse stock split is to obtain a higher per share trading price for our Common Stock, making our Common Stock more attractive to certain investors. Because the reverse stock split combines the outstanding shares of Common Stock into a fewer number of shares, a share of Common Stock outstanding after giving effect to the reverse stock split is more likely to trade at a higher price per share than a share of Common Stock outstanding before giving effect to the reverse stock split. In addition, because the Delaware Annual Franchise Tax is based on authorized capital, we believe that a reverse stock split may reduce the amount of this tax.

Our Common Stock is currently quoted on the Over-The-Counter Bulletin Board (‘‘OTCBB’’) and is trading below $1.00 per share. We believe that the current per share price level of the Common Stock has reduced the effective marketability of our shares of Common Stock because of the reluctance of many leading brokerage firms to maintain active analyst coverage of low-priced stocks or to recommend low-priced stocks to their clients. Some investors may view low-priced stock as speculative and unattractive, although some other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. Such a limited stockholder base may have the undesirable effect of artificially limiting demand for our Common Stock, thus depressing the stock price.

We also believe that some brokerage houses may have policies and practices that tend to discourage individual brokers within those firms from dealing in low-priced stock. Those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Because brokerage commissions on low-priced stock may represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of our Common Stock can result in individual stockholders paying transaction costs (commission, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher.

Another reason for effecting a reverse stock split is to increase the stock price to a level where the Common Stock may qualify for listing on a Nasdaq market or other exchange. Currently, the minimum bid price requirement for listing on any of the Nasdaq markets ranges from $4.00 per share to $5.00 per share. While the Board does not have any plans at this time to qualify the Company for listing on any of the Nasdaq markets or other exchanges, the Board may determine that such a listing would be in the best interest of the Company.

For all of the above reasons, the Board believes that providing discretionary authority to the Board to implement the reverse stock split is in our best interests and those of our stockholders. There can be no assurance, however, that the reverse stock split will be implemented or, if implemented, will have the desired consequences. Specifically, there can be no assurance that, after the reverse stock split, the market price of the Common Stock will not be less than the market price before the proposed reverse stock split.

The Board believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve the reverse stock split proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board that the reverse stock split is in our best interests and those of our stockholders at that time. In connection with any determination to effect a reverse stock split, the Board will set the timing for such a split and select the specific ratio within the range. These determinations will be made by the Board with the intent to create the greatest marketability of our Common Stock based on prevailing market conditions at that time. If the proposal is approved, no further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the Board does not implement a reverse stock split prior to December 31, 2008, the authority granted in this proposal to implement a reverse stock split on these terms will terminate. The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the split is no longer in our best interests and those of our stockholders.

Certain Risks Associated With the Reverse Stock Split

There can be no assurance that the total market capitalization of Common Stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of Common Stock following the reverse stock split will either exceed or remain higher than the current per share market price.

There can be no assurance that the market price per new share of Common Stock (the ‘‘New Shares’’) after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of Common Stock (the ‘‘Old Shares’’) outstanding before the reverse stock split. For example, based on the market price of our Common Stock on July 10, 2007 of $0.47 per share, if the Board decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-three, there can be no assurance that the post-split market price of Common Stock would be $1.41 per share. Alternatively, if the Board decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-ten, there can be no assurance that the post-split market price of Common Stock would be $4.70 per share. Accordingly, the total market capitalization of Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

A decline in the market price for Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of Common Stock could be adversely affected following a reverse stock split.

The market price of Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization and the market price of a share of a company’s common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

Corporate Matters.    If approved and effected, the reverse stock split would have the following effects:

•	depending on the exact reverse stock split ratio selected by the Board, between three and ten Old Shares owned by a stockholder would be exchanged for one (1) New Share;

•	the number of shares of Common Stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the Board;

•	based on the reverse stock split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

•	the number of shares reserved for issuance under our existing stock option plan will be reduced proportionately based on the reverse stock split ratio selected by the Board.

If approved and effected, the reverse stock split will be effected simultaneously for all Common Stock and the ratio will be the same for all Common Stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than up to three shares, depending on the ratio for the reverse stock split selected by the Board. This, however, is not the purpose for which we are effecting the reverse stock split. Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Fractional Shares.    No scrip or fractional certificates will be issued in connection with the reverse stock split, if effected. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the ratio selected by the Board for the reverse stock split will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of Common Stock on the day immediately prior to the effective time of the reverse stock split, as reported on the OTCBB. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment there for as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the State to which they were paid.

If approved and effected, the reverse stock split will result in some stockholders owning ‘‘odd lots’’ of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in ‘‘round lots’’ of even multiples of 100 shares.

Authorized Shares.    As of June 30, 2007, the Company had 90,000,000 shares of Common Stock authorized and upon stockholder approval of the increase proposed herein the number of shares of Common Stock authorized will be 120,000,000. Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock will not change.

Accounting Matters.    The reverse stock split will not affect the par value of Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to Common Stock will be reduced proportionately based on the reverse stock split ratio selected by the Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of Common Stock will be restated because there will be fewer shares of Common Stock outstanding.

Potential Anti-Takeover Effect.    Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of us with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders. Other than the reverse stock split proposal, the Board does not currently contemplate recommending the adoption of any other amendments to our Certificate that could be construed to affect the ability of third parties to take over or change the control of us.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the stockholders approve the proposal to authorize the Board to implement the reverse stock split and the Board decides to implement the reverse stock split on or prior to December 31, 2008, we will file an amendment substantially in the form set forth on Appendix II with the Secretary of State of the State of Delaware. The text of the amendment may be modified to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time and the applicable reverse stock split ratio determined by the Board. The reverse stock split will become effective at the time specified in the amendment. Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal we send to our stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissenters’ Rights

Under the DGCL, stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a ‘‘capital asset,’’ as defined in the Internal Revenue Code of 1986, as amended and in effect from time to time, or any superseding federal revenue statute (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged there for. In general, stockholders who receive cash in exchange for their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

The Board Unanimously Recommends a Vote FOR Granting our Board Discretionary Authority to Amend our Certificate to Effect a Reverse Stock Split of our Common Stock at a Ratio Within the Range from One-For-Three To One-For-Ten at any Time Prior to December 31, 2008.

*    *    *    *    *

EXECUTIVE OFFICERS

The following table sets forth the names, ages and principal position of our executive officers as of August 1, 2007:

Name	Age	Position
Shawn Kreloff	44	Chairman, Chief Executive Officer and President
Stephen Fellows	41	Vice President and Chief Financial Officer and Corporate Secretary
Lance Yu	37	Senior Vice President – Chief Technology Officer

The principal occupation and business experience of Mr. Kreloff is discussed above.

Stephen Fellows was appointed Chief Financial Officer on May 16, 2006. Mr. Fellows joined the Company in August 2005 as Vice President-Finance & Corporate Controller. Mr. Fellows joined the Company from 3Com Corporation where he was Director of Finance of the corporate accounting group in Marlborough, MA. Prior to that, Mr. Fellows spent five years as the Director of Finance & Operations of 3Com’s Canadian subsidiary. Mr. Fellows joined 3Com from Pennzoil Corporation where he spent time in the international mergers and acquisitions group in Houston, Texas, as well as four years as controller for Pennzoil Canada. Mr. Fellows holds a Bachelor of Business Administration degree from Wilfrid Laurier University in Waterloo, ON, Canada and earned his Chartered Accountants’ designation while articling with Arthur Andersen & Company in Toronto.

Lance Yu has been our Senior Vice President and Chief Technology Officer since our inception in November 2003. From January 2002 through November 2003, he was the Vice President — Technology of Sona Innovations, Inc. which was purchased by the Company from Baldhead Systems, a professional services, web design and business consulting organization based in Toronto, Canada. Prior to joining Sona Innovations Inc., Mr. Yu had various roles at Baldhead Systems including Vice President – Technology and previous to that as Senior Project Manager.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned for services rendered to us in all capacities during each of the fiscal years indicated by the persons who served as our Chief Executive Officers, Chief Financial Officer and our Senior Vice President-Chief Technology Officer during the fiscal years ended December 31, 2006 and December 31, 2005. No other executive officer earned salary and bonus in excess of $100,000 during the fiscal years ended December 31, 2006 and December 31, 2005. See ‘‘Certain Related Party Transactions’’ for information as to consulting fees and other amounts paid to our former Chief Executive Officer in the fiscal year ended December 31, 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(9) ($)	Options Awards(10) ($)	All Other Compensation ($)		Total ($)
Shawn Kreloff	2006	159,769	—	—	872,500	—		1,032,269
President and Chief Executive Officer(1),(2)	2005	9,808	—	—	185,250	140,808	(6)	335,866
Lance Yu	2006	176,420	—	—	—	8,997	(7)	185,417
Senior Vice President – Chief Technology Officer(3)	2005	137,946	—	—	111,150	5,453	(7)	254,549
John Bush	2006	210,348	—	—	—	136,351	(8)	346,698
Former Chief Executive Officer(4)	2005	190,479	—	—	64,960	106,666	(8)	362,105
Stephen Fellows	2006	138,948	—	37,333	78,350	—		254,631
Chief Financial Officer(5)	2005	38,691	—	—	37,050	—		75,741

(1)	On August 28, 2006, the Company entered into an Employment Agreement with Shawn Kreloff for his services as President and Chief Executive Officer of the Company, which agreement expires on December 31, 2009. The Employment Agreement provides for an annual salary of $170,000, or such higher amount as the Board may determine, and an annual bonus based upon the achievement of targets established by the Board. Pursuant to the Employment Agreement, following the Company’s 2006 Annual Meeting of Stockholders, Mr. Kreloff was granted an option to purchase 3,000,000 shares of Common Stock. In the event his employment terminates involuntarily without Cause (as defined in the Employment Agreement), Mr. Kreloff will receive a severance payment equal to one year’s salary and benefits. In addition, the Employment Agreement includes a one-year post-employment, non-competition provision.
(2)	Mr. Kreloff was appointed Chairman in September 2004 and President and Chief Executive Officer in May 2006 when Mr. Bush resigned. Mr. Kreloff was not paid any fees in his capacity as a director in either 2005 or 2006.
(3)	Mr. Yu has served as our Senior Vice President and Chief Technology Officer since our inception in November 2003.
(4)	Mr. Bush served as our President and Chief Executive Officer from November 12, 2003 (inception) to May 5, 2006. On July 17, 2006, we entered into a Mutual Separation Agreement and a Consulting Agreement with Mr. Bush. See ‘‘Certain Related Party Transactions’’ for information regarding the aforementioned agreements.
(5)	Mr. Fellows served as our Vice President-Finance & Corporate Controller from August 2005 until May 2006 when he was appointed as our Chief Financial Officer.
(6)	Represents payment of consulting fees earned and paid in 2005. From April 19, 2005 to October 31, 2005 consulting fees were incurred at $20,000 per month and decreased to $12,500 for the month of November 2005. As of December 1, 2005, the Consulting Agreement ended and Mr. Kreloff was hired as a full-time employee at an annual salary of $150,000.
(7)	Represents payment of a vehicle expense allowance.
(8)	For 2006, represents payment of $83,851 for consulting fees earned in 2004 and paid in 2006, as well as consulting fees of $52,500 earned and paid in 2006 under his post-separation Consulting Agreement. For 2005, represents consulting fees earned in 2004, but paid in 2005.
(9)	The amount of the restricted stock awards is calculated based on the closing market price on the date the restricted stock was granted.
(10)	The option awards amount is based on the total dollar value of the option grants calculated using the Black-Scholes valuation method and the variables which were used to determine the gross option value for financial statement reporting purposes pursuant to FAS 123(R).

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Shawn Kreloff	166,666	(1)	83,334	(1)	n/a	1.60	10/12/2010	n/a	n/a	n/a	n/a
Stephen Fellows	33,334	(1)	16,666	(1)	n/a	1.60	10/12/2010	n/a	n/a	n/a	n/a
Lance Yu	100,000	(1)	50,000	(1)	n/a	1.60	10/12/2010	n/a	n/a	n/a	n/a
Shawn Kreloff	—		500,000	(2)	n/a	0.70	7/13/2016	n/a	n/a	n/a	n/a
Shawn Kreloff	—		3,000,000	(3)	n/a	0.63	10/2/2016	n/a	n/a	n/a	n/a
Stephen Fellows	83,333	(4)	166,667	(4)	n/a	0.70	7/13/2016	17,777	6,666	n/a	n/a

(1)	Options granted on October 13, 2005. One-third of these options vested immediately on the date of grant, one-third vested on September 30, 2006 and the remaining one-third of these options will vest on September 30, 2007.
(2)	Options granted on July 13, 2006. These options will vest in three equal annual installments over a three-year period on each anniversary date of the grant with vesting commencing July 13, 2007 and ending on July 13, 2009.
(3)	Options granted on October 2, 2006. These options will vest in three equal annual installments over a three-year period on each anniversary date of the grant with vesting commencing on July 13, 2007 and ending on July 13, 2010.
(4)	Options granted on July 13, 2006. One-third of these options vested on the date of grant. Two-thirds of these options will vest in two equal annual installments over a two-year period on the anniversary date commencing July 13, 2007 and ending July 13, 2008.

Adverse Proceedings

We are not aware of any legal proceedings in which any director, officer or affiliate of ours, any beneficial owner of record of more than five percent of any class of voting securities of ours, or any associate of any such director, officer, affiliate, or security holder is a party adverse to us or has a material interest adverse to us.

Certain Related Party Transactions

In January 2006, we entered into a Strategic Alliance Licensing and Distribution Agreement with Shuffle Master, Inc. (‘‘Shuffle Master’’), under which we agreed to develop certain wireless gaming technology for Shuffle Master. Pursuant to this agreement, Shuffle Master’s game content was to be offered exclusively for mobile gaming on the Company’s Wireless Gaming System. We were entitled to receive 40% of the gross revenue received by Shuffle Master from worldwide sales of wireless ‘‘casino’’ gaming applications to customers of, or sourced by, Shuffle Master and 45% of the gross revenues received by Shuffle Master from worldwide sales of wireless ‘‘casino’’ gaming applications to customers sourced by us. In addition, all capital outlay for infrastructure and support, including the installation, integration, mobilization and servicing of the Wireless Gaming System was to be incurred by the Company. Shuffle Master beneficially owns 8.2% of our Common Stock and Paul Meyer, the president of Shuffle Master, served on the Board from March 28, 2006 until June 12, 2007.

The Licensing Agreement was amended and restated in its entirety, as was a Master Services Agreement, effective February 28, 2007. Under the terms of the amended agreements both the Company and Shuffle Master are permitted to distribute, market and sell the Casino On Demand Wireless Gaming System to gaming venues worldwide. Additionally, the Company has been granted a non-exclusive worldwide license to offer Shuffle Master’s proprietary table game content on the platform, and the Company has granted Shuffle Master a non-exclusive worldwide license to certain Company-developed wireless platform software and enhancements that support the integration and mobilization of casino gaming applications into in-casino wireless gaming delivery systems. Under the amended agreements, revenue is split on a net revenue basis and shared at a 70%-30% split, with the larger percentage going to the party having received the revenues. Also, in connection with certain transactions with non-casino third parties, the Company and Shuffle Master will share initial up-front payments 60%-40%, and future consideration received 40%-60%.

On July 17, 2006, the Company entered into a Mutual Separation Agreement and a Consulting Agreement with John Bush in connection with his resignation as Chief Executive Officer of the Company. Pursuant to the terms of the Mutual Separation Agreement, Mr. Bush was entitled to receive $150,000 as severance pay and CAN$65,057.87 subject to all applicable withholding taxes, representing previously earned but unpaid compensation. Mr. Bush was also entitled to reimbursement for accrued but unused vacation days with respect to calendar year 2005 and would receive medical insurance through May 31, 2007. The Mutual Separation Agreement contained a non-competition and non-solicitation provision for the term of the agreement. In consideration for the foregoing, Mr. Bush provided the Company with a general release of claims. The Mutual Separation Agreement contained certain termination rights for both the Company and Mr. Bush, and further provided that any termination under the Mutual Separation Agreement would automatically terminate the Consulting Agreement.

Pursuant to the terms of the Consulting Agreement, Mr. Bush, among other things, has been engaged to develop and service the financial services and corporate enterprise solutions markets for the Company’s products and services. The term of the agreement was for a period of one year commencing on June 1, 2006, subject to extension. The Consulting Agreement contained representations and warranties and a non-competition and non-solicitation provision during the term of the agreement. In consideration for the services provided by Mr. Bush, he was entitled to receive a consulting fee equal to $7,500 per month. In addition to the monthly consulting fee, Mr. Bush was entitled to commissions on the sales of the Company’s products and services to customers. The Consulting Agreement contained certain termination rights for both the Company and Mr. Bush, and further provided that any termination under the Consulting Agreement would automatically terminate the Mutual Separation Agreement. The Consulting Agreement was terminated effective December 31, 2006. Under the Consulting Agreement, a total of $52,500 was paid to Mr. Bush for the period from June 1, 2006 through December 31, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission (‘‘SEC’’). Such executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of copies of such forms we have received, and other information available to us, to the best of our knowledge:

Shawn Kreloff, an officer and director, failed to file in a timely manner a Form 4 reporting one transaction.

M. Jeffrey Branman, a director, failed to file in a timely manner a Form 3 and Form 4s reporting two transactions.

Michael Fields, a director, failed to file in a timely manner a Form 3 and Form 4s reporting two transactions.

PROPOSAL 4:    APPOINTMENT OF INDEPENDENT AUDITORS
(Item 4 on the Proxy Card)

Horwath audited Sona Mobile Inc.’s financial statements for its years ended December 31, 2003 and 2004. As a result of the merger (which transaction was consummated on April 19, 2005) between Sona Mobile, Inc. (our predecessor) and PerfectData Acquisition Corporation, a wholly-owned merger subsidiary of PerfectData Corporation, Horwath became our auditor of record. Their audit reports for the fiscal year ended December 31, 2006 appears in our annual report filed on Form 10-KSB with the SEC on March 29, 2007. A representative of Horwath will be at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Although selection of the independent accountants is not required to be submitted to a vote of our stockholders for ratification, the Board does believe that as a matter of good corporate practice, it is preferable to have stockholders ratify the appointment of our auditors. At the same time, the Board believes that the Audit Committee, made up solely of independent directors, should be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. Accordingly, whether or not the stockholders ratify the appointment, the Audit Committee may retain Horwath as its independent auditors or may change independent auditors as it deems appropriate.

Principal Accountant Fees and Services

For the Fiscal Year Ended December 31, 2006

Audit Fees:    The aggregate fees, including expenses, billed by the Company’s principal accountants in connection with the audit of our consolidated financial statements for the most recent fiscal year and for the review of our financial information included in our Annual Report on Form 10-KSB and quarterly reports on Form 10-QSB during the fiscal year ended December 31, 2006 were $78,003.

Audit-Related Fees:    The aggregate fees, including expenses, billed by the Company’s principal accountants for services reasonably related to the audit for the fiscal year ended December 31, 2006 were $28,442.

Tax Fees:    The aggregate fees, including expenses, billed by the Company’s principal accountants for services reasonably related to tax services during the year fiscal ended December 31, 2006 were $16,733.

All Other Fees:    The aggregate fees, including expenses, billed for all other services rendered to the Company by its principal accountants during year fiscal ended December 31, 2006 was $0.

For the Fiscal Year Ended December 31, 2005

Audit Fees:    The aggregate fees, including expenses, billed by the Company’s principal accountants in connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2005 and for the review of our financial information included in our Annual Report on Form 10-KSB and quarterly reports on Form 10-QSB during the fiscal year ended December 31, 2005 were $52,037.

Audit-Related Fees:    The aggregate fees, including expenses, billed by the Company’s principal accountants for services reasonably related to the audit for the fiscal year ended December 31, 2005 were $15,013.

Tax Fees:    The aggregate fees, including expenses, billed by the Company’s principal accountants for services reasonably related to tax services during the fiscal year ended December 31, 2005 were $17,817.

All Other Fees:    The aggregate fees, including expenses, billed for all other services rendered to the Company by its principal accountants during the fiscal year ended December 31, 2005 was $0.

The Board of Directors has considered whether the provisions of the services covered above under the captions ‘‘All Other Fees’’ is compatible with maintaining the auditors’ independence.

Audit Committee Approval.

Pursuant to the Audit Committee Charter, only the Audit Committee may select annually the Independent Registered Public Accounting Firm for the Company, subject to stockholder ratification. Only the Audit Committee may replace the Independent Registered Public Accounting Firm. The Audit Committee Charter also requires the Audit Committee to approve the retention of the independent auditors for any non-audit service and the fee for such service. The Audit Committee also approves the scope of the annual audit and the intended fee for such service and the fees for the quarterly reviews of the financial statements in the Forms 10-QSB. The Audit Committee Charter does not permit any delegation of the Audit Committee’s authority to management and sets forth procedures for annual reviews by the Audit Committee of the Independent Registered Public Accounting Firm to determine their qualifications and independence.

With respect to all of the services described under the captions ‘‘Audit-Related Fees,’’ ‘‘Tax Fees’’ and ‘‘All Other Fees,’’ the Audit Committee reviewed in advance the scope of the services to be rendered and determined that the services were compatible with maintaining the independence of Horwath. The Audit Committee approves, by way of a signed engagement letter on an annual basis, all services to be provided by the auditor. These services include the annual audit, the quarterly reviews of Form 10-QSB, other services and advice related to regular SEC filings (including registration statements) and the filing of tax returns. All services provided to the Company in 2006 and 2005 under the captions ‘‘Audit Fees’’, Audit Related Fees’’, ‘‘Tax Fees’’ and ‘‘All Other Fees’’ were approved by the Audit Committee in signed engagement letters for the respective fiscal years.

MISCELLANEOUS

Other Matters

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2007 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2007 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report, please address your request for delivery of this Proxy Statement and/or annual report to Sona Mobile Holdings Corp., 245 Park Avenue, New York, New York 10167, Attention: Corporate Secretary.

Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Stockholders interested in presenting a proposal for consideration at the Company’s annual meeting of stockholders in 2007 must follow the procedures found in Rule 14a-8 under the Exchange Act and our Bylaws. To be eligible for inclusion in our 2008 proxy materials, all qualified proposals must be received by our Corporate Secretary no later than 120 days before August 31, 2008. Such proposals should be addressed to Sona Mobile Holdings Corp., 245 Park Avenue, New York, New York 10167, Attention: Corporate Secretary.

Available Information

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These filings are available to the public on the Internet at the SEC’s web site, http://www.sec.gov. The SEC’s web site contains reports, proxy statements and other information regarding issuers, like us, that file these reports, statements and other documents electronically with the SEC. You can also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at that address. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

Incorporation by Reference

The information appearing under Items 6, 7 and 8 of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 is incorporated herein by reference and deemed part of this soliciting material. Notwithstanding the foregoing, other portions of the Annual Report to stockholders are not part of the Company’s proxy solicitation materials. You should rely only on the information contained in this Proxy Statement. No one has been authorized to provide you with different information.

EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen Fellows, Corporate Secretary

Dated:	New York, New York August [ ], 2007

APPENDIX I (CERTIFICATE AMENDMENT)
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION OF
SONA MOBILE HOLDINGS CORP.
(Pursuant to Section 242 of
the Delaware General Corporation Law)

Sona Mobile Holdings Corp. (the ‘‘Corporation’’), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the ‘‘DGCL’’), does hereby certify that:

1.	The Board of Directors of the Corporation unanimously duly adopted resolutions setting forth one (1) proposed amendment (the ‘‘Amendment’’) to the Certificate of Incorporation of the Corporation, as amended (the ‘‘Certificate of Incorporation’’), declaring the Amendment advisability to its stockholders, and directing that the Amendment be considered at the 2007 annual meeting of the stockholders of the Corporation followed by a majority vote in favor of the Amendment by the stockholders at such annual meeting. The Amendment adopted provide as follows:

•	That the first sentence of Article Fourth of the Certificate of Incorporation would be amended in its entirety to read as follows:

‘‘FOURTH:    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 122,000,000 shares, consisting of 120,000,000 shares of common stock, $.01 par value per share (the ‘‘Common Stock’’), and 2,000,000 shares of preferred stock, $.01 par value per share (the ‘‘Preferred Stock’’).’’

2.	That the Amendment herein certified has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

3.	This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

Executed on this     day of     , 2007.

Sona Mobile Holdings Corp.
By:
Shawn Kreloff President and Chief Executive Officer

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APPENDIX II (REVERSE SPLIT CERTIFICATE AMENDMENT)
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION OF
SONA MOBILE HOLDINGS CORP.
(Pursuant to Section 242 of
the Delaware General Corporation Law)

Sona Mobile Holdings Corp. (the ‘‘Corporation’’), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the ‘‘DGCL’’), does hereby certify that:

1.	The name of the Corporation is Sona Mobile Holdings Corp.

2.	The Board of Directors of the Corporation, by [unanimous written consent pursuant to Section 141(f) of the DGCL] [majority vote at a duly called meeting], duly adopted resolutions setting forth an amendment to the Corporation’s Certificate of Incorporation, as amended (the ‘‘Certificate of Incorporation’’), declaring such amendment to be advisable, that the issued shares of the Corporation’s Common Stock on the date hereof shall be immediately, upon the filing of this Certificate of Amendment, combined into a smaller number of shares of Common Stock in the ratio of new shares for one old share.

3.	To accomplish the foregoing, Article Fourth of the Certificate of Incorporation is hereby amended by inserting the following paragraph at the end of Section A thereof:

‘‘5.    Reverse Split.    Each share of the Corporation’s Common Stock issued prior to the date hereof (the ‘‘Old Common Stock’’), will be automatically reclassified as and converted into          new shares of Common Stock (the ‘‘New Common Stock’’). No fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the Corporation’s transfer agent, as agent for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the date hereof on the basis of prevailing market prices of the New Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests. Each stock certificate that, immediately prior to the date hereof, represented shares of Old Common Stock shall, from and after the date hereof, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above.’’

4.	That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

5.	This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

Executed on this        day of            , 200    .

Sona Mobile Holdings Corp.
By:

II-1

SONA MOBILE HOLDINGS CORP.
P R O X Y
FOR ANNUAL MEETING OF THE STOCKHOLDERS
THURSDAY, SEPTEMBER 27, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Shawn Kreloff and Stephen Fellows, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of Sona Mobile Holdings Corp. to be held in the Valencia Room of the San Carlos Hotel, 150 East 50th Street, 2nd floor, New York, NY, on Thursday, September 27, 2007 at 10:00 A.M., Eastern Time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of Sona Mobile Holdings Corp. held or owned by the undersigned as indicated on the proposals as more fully set forth in this Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

Please mark ‘‘X’’ your votes as indicated:

1.	ELECTION OF DIRECTORS: Shawn Kreloff, Robert P. Levy, M. Jeffrey Branman,	FOR election of all nominees	WITHHOLD vote from all nominees	FOR all nominees,
EXCEPT for nominee(s) listed below from whom vote is withheld.

2.	To approve an amendment to our Certificate of Incorporation that would increase the number of shares of our authorized shares of common stock to 120,000,000.	FOR	AGAINST	ABSTAIN
3.	To grant to our board of directors discretionary authority to amend our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio within the range from one-for-three to one-for-ten at any time prior to December 31, 2008.	FOR	AGAINST	ABSTAIN
4.	Approval of the appointment of Horwath Orenstein LLP as our auditors for 2007.	FOR	AGAINST	ABSTAIN

(Continued, and to be signed, on the Reverse Side)

FOLD HERE

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THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

Dated:	, 2007

Signature of Stockholder

Signature of Stockholder
NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
IMPORTANT – PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.